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                                                                     Exhibit 11

                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099

February 20, 2001


Greenwich Street Series Fund
7 World Trade Center
New York, New York  10048

Ladies and Gentlemen:

We have acted as counsel to Greenwich Street Series Fund, a Massachusetts business trust (the "Acquiring Trust"), in connection with the proposed acquisition by Appreciation Portfolio, a series of the Acquiring Trust (the "Acquiring Fund"), of all of the assets and liabilities of CitiSelect VIP Folio 200 Conservative and CitiSelect VIP Folio 300 Balanced (each an "Acquired Fund"), each a series of Variable Annuity Portfolios, a Massachusetts business trust (the "Acquired Trust"), in exchange for shares of beneficial interests of the Acquiring Fund (the "Shares"), pursuant to an Agreement and Plan of Reorganization among the Acquired Trust, on behalf of the Acquired Funds, the Acquiring Trust, on behalf of the Acquiring Fund, SSB Citi Fund Management LLC and Citibank, N.A. (the "Plan").

We have examined the Acquiring Trust's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "Registration Statement"), the Acquiring Trust's Master Trust Agreement and Bylaws, each as amended, and the Plan.

We have also examined and relied upon other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the Acquired Trust and Acquired Funds, enforceable against the Acquired Trust and Acquired Funds in accordance with its terms.

We are members of the bar of the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York and the federal laws of the United States of America. Anything in this opinion to the contrary notwithstanding, we render or imply no opinion with respect to compliance with any applicable securities or anti-fraud statutes, rules, regulations or other similar laws of any state (including The


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Greenwich Street Series Fund
February 20, 2001
Page 2


Commonwealth of Massachusetts) or the United States of America. In rendering the opinions herein, we assume that there will be no material changes in the facts and conditions on which we base such opinions between the date hereof and the time of issuance of Shares pursuant to the Plan.

Based upon the foregoing, we are of the opinion that:

          (a) The Acquiring Trust is a duly organized, validly existing business trust under the laws of The Commonwealth of Massachusetts; and

          (b) The Shares of the Acquiring Fund to be issued as contemplated in the Plan have been duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable Shares of the Acquiring Fund under the laws of The Commonwealth of Massachusetts. We note, however, that holders of shares of beneficial interest in a Massachusetts business trust may, under certain circumstances, be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for such purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in the Prospectus/Proxy Statement included as part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Acquiring Fund or any distributor or dealer in connection with the registration or qualification of the Acquiring Fund or the Shares under the securities laws of any state or other jurisdiction.

This opinion is furnished by us as counsel to the Acquiring Trust, is solely for the benefit of the Acquiring Trust and its Trustees and its officers in connection with the above-described acquisition of assets and may not be relied upon for any other purpose or by any other person.

Very truly yours,

/s/Willkie Farr & Gallagher